Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
of Hythiam, Inc.
Los Angeles, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 14, 2008, relating to the consolidated financial statements and the effectiveness of Hythiam, Inc.’s internal control over financial reporting, which appear in its Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ BDO Seidman, LLP

Los Angeles, California
August 15, 2008